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                                                                   EXHIBIT 10.28



                                CERES GROUP, INC.

                     1999 SPECIAL AGENTS' STOCK OPTION PLAN


         1. PURPOSE. The purpose of this 1999 Special Agents' Stock Option Plan (the "Plan") is to enable Ceres Group, Inc., a Delaware corporation (the "Company") to attract, retain and reward those individuals appointed by the Company as managing general agents and regional sales directors of and for the Central Reserve Life Insurance Company, an Ohio-domiciled life insurance company ("CRL") and related Company subsidiaries and affiliates (individually, a "Key Agent"; collectively, "Key Agents"). To do so, the Company expects to strengthen the mutuality of interest between such Key Agents and the Company's general shareholders by offering those Key Agents who satisfy certain eligibility requirements options ("Options") to purchase the Company's $.001 par value common shares ("Common Shares"). Options will be granted each calendar year the Plan remains in effect (each such calendar year, a "Plan Year") to those Key Agents who satisfy the eligibility requirements set forth in Section 2 hereof.

         2. GRANTS AND ELIGIBILITY.

         (a) Any individual who is a Key Agent is eligible for one (1) or more grants of Options during the life of the Plan. However, Options for a particular Plan Year shall be granted only to those Key Agents who: (a) are credited by CRL with at least one million dollars ($1,000,000) in annualized premiums, attributable to certificates of coverage issued in such Plan Year by CRL under association or group health, accident & sickness contracts and policies; and (b) submit (or cause agents within their control and supervision to submit) to CRL health, accident & sickness coverage applications during such Plan Year that result in the issuance of certificates of coverage covering at least seventy percent (70%) of the individuals for whom such applications are submitted; and
(c) during such Plan Year, secure policy renewal commitments for at least seventy-five percent (75%) of the health, accident & sickness insurance certificates in force and credited to such Key Agent (comparing the certificates in force as of the first day of such Plan Year with the certificates in force as of the last day of such Plan Year). The Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") shall determine which (if any) Key Agents are eligible for a grant of Options for a particular Plan Year as of the close of such Plan Year. Employees, officers and members of the Board of Directors of the Company and its subsidiaries are not eligible.

         (b) At the commencement of each Plan Year, the Compensation Committee shall determine the aggregate number of Common Shares available for issuance in connection with Options granted for such Plan Year, acting in consultation with CRL officers and based on the increase in annualized premium realized by CRL for such Plan Year. However, no Options shall be granted for any Plan Year in which the increase in CRL's annualized premium is less than $100,000,000. Five hundred thousand (500,000) Common Shares shall be available for issuance


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CERES GROUP, INC.
1999 SPECIAL AGENTS' STOCK OPTION PLAN
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in connection with the exercise of Options granted under the Plan; such Common
Shares may be treasury shares or authorized but unissued shares or a combination of the foregoing.

         (c) Options for a particular Plan Year will actually be granted on the first (1st) anniversary of the first day of such Plan Year. The date of any grant of Options made to a Key Agent shall be the later of such anniversary date or the date an option agreement signed by an elected officer of the Company is actually delivered to such Key Agent. If an Option actually granted under the Plan expires, terminates or is forfeited for any reason other than its exercise, the shares subject to, but not delivered under, such Option shall be available for the grant of other Options pursuant to the Plan. Each Key Agent granted Options hereunder shall be considered an "Optionee"; collectively, all such individuals shall be considered "Optionees".

         3. TERMS OF OPTIONS GRANTED; EXERCISE AND TRANSFERABILITY. Each Option granted under the Plan shall have a term of ten years. All Options granted under this Plan shall be fully vested and immediately exercisable in full as of the date of grant. A Key Agent who resigns or whose appointment as a Managing General Agent or Regional Sales Director for the Company (as applicable) is terminated, forfeited, withdrawn or relinquished (other than with the prior written consent of the Company) shall forfeit all Options then held by such Key Agent. No Option is transferable by the Optionee other than by will or the laws of descent and distribution; however, an Optionee may engage in a non-compensatory transfer of Options then held by him to one or more of the following parties: any trust settled and established by the Optionee (whether testamentary, inter vivos, or otherwise); and any member of the Optionee's family (as defined in Section 318(a)(1) of the Internal Revenue Code), while such a member. Except as modified by the preceding sentence, Options are exercisable during an Optionee's lifetime only by such Optionee or by his or her legal guardian or legal representative. Notwithstanding the foregoing, if an Optionee dies while holding unexercised Options, any Option held by such Optionee at the time of his or her death may thereafter be exercised, to the extent such Option was exercisable at the time of death, by the estate of the Optionee (acting through its fiduciary), within a period of one year from the date of such death regardless of the term of the Option remaining at the Optionee's death.

         4. OPTION PRICE AND PAYMENT. The option price for each Common Share purchasable under an Option granted for a particular Plan Year shall be the lower of (a) the fair market value of a Common Share on the date such Option actually is granted in accordance with Section 2; or (b) the lowest price at which a Common Share is publicly traded or exchanged during the one (1)-year period commencing on the first day of the Plan Year for which such Option is granted, subject to a minimum traded price equal to fifty percent (50%) of the price determined in part (a) hereof. The option price shall be payable in cash or by check acceptable to the Company.

         5.       CHANGE IN CONTROL.

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CERES GROUP, INC.
1999 SPECIAL AGENTS' STOCK OPTION PLAN
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         (a) IMPACT OF EVENT. In the event of a "Change in Control" as defined in Section 5(b), all Options granted under the Plan shall vest upon the later to occur of (i) such Change in Control; or (ii) six months and one day after the date of grant of such Options.

         (b) DEFINITION OF CHANGE IN CONTROL. For purposes of Section 5(a), a "Change in Control" shall be deemed to have occurred if, after the Effective Date of the Plan: (i) a tender offer shall be made and consummated for the ownership of 25% or more of the outstanding voting securities of the Company;
(ii) the Company shall be merged or consolidated with another company and, as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting company shall be owned in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation; (iii) the Company shall sell substantially all of its operating assets to another company which is not a wholly owned subsidiary; or (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934 (the "Exchange Act"), shall acquire, other than by reason of inheritance, twenty-five percent (25%) or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). In determining whether a Change in Control has occurred, gratuitous transfers made by a person to an affiliate of such person (as determined by the Board of Directors of the Company), whether by gift, devise or otherwise, shall not be taken into account. For purposes of this Plan, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) of the Exchange Act as in effect on the date hereof.

         6. ADJUSTMENTS.

         (a) If, at any time subsequent to the date of adoption of the Plan, the number of Common Shares increases or decreases, or changes into or is exchanged for a different number or kind of shares or other securities of the Company or of another entity (whether as a result of a share split, share dividend, combination or exchange of shares or other equity interests, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or otherwise): (i) there shall automatically be substituted for each Common Share subject to an unexercised Option (in whole or in part) granted under the Plan, the number and kind of shares or other securities into which each outstanding Common Share shall be changed or for which each such Common Share shall be exchanged; and (ii) the option price per Common Share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to an Option shall remain the same as immediately prior to such event.

         (b) No adjustment pursuant to this Section 6 shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such number or price; however, any adjustments which by reason of this
Section 6 are not required to be made shall be carried forward. Calculations under this Section 6 shall be made to the nearest cent or to the nearest full share, as the case may be. Anything in this Section 6 to the contrary notwithstanding, the Company shall make such reductions in the option price, in addition to

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1999 SPECIAL AGENTS' STOCK OPTION PLAN
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those required by this Section 6, as it, in its discretion, shall determine to be advisable in order that any share dividends, subdivisions or splits of shares, distribution of rights to purchase shares or securities, or a distribution of securities convertible into or exchangeable for shares hereafter made by the Company to its shareholders shall not be taxable.

         7. OTHER TERMS. Each Grant of Options hereunder shall be evidenced by an Option Agreement in substantially the form attached hereto as Exhibit A. When exercisable in accordance with Section 3, Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of Common Shares to be purchased. Such notice shall be accompanied by payment of the option price of the Common Shares for which the Option is exercised in accordance with Section 4 hereof.

         8. GENERAL PROVISIONS. The form and substance of Option agreements made hereunder, whether granted at the same or different times, need not be identical. Nothing in this Plan or in any agreement shall confer upon any individual any right to retain any office, position, licensure, appointment, or other relationship (whether or not contractual) then held by, from or in respect of the Company or any of its subsidiary companies, to be entitled to any remuneration, payment, commission or benefits not set forth in this Plan or in any option agreement to which the Company is a party, or to interfere with or limit the right of the Company or any subsidiary company to terminate the relationship between such individual and the Company at any time, with or without cause. Nothing contained in this Plan or in any option agreement shall be construed as entitling any optionee to any rights of a shareholder as a result of the grant of an Option until such time as Common Shares are actually issued to such optionee pursuant to the exercise of such Option. The successors and assigns of the Company may assume this Plan. The liability of the Company under this Plan and any sale made hereunder is limited to the obligations set forth herein with respect to such sale and no term or provision of this Plan shall be construed to impose any liability on the Company in favor of any Key Agent or other party with respect to any loss, cost or expense which the Key Agent or other party may incur in connection with or arising out of any transaction in connection with this Plan. The expense of administering the Plan shall be borne by the Company. The captions and section numbers appearing in this Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Plan.

         9. AMENDMENT, SUSPENSION OR EARLY TERMINATION. The Board may at any time amend, modify, suspend or terminate this Plan; provided, that the Board shall not make any amendment or alteration which would amend or alter the method by which the number or kind of securities to be granted to any Optionee is determined if such amendment or alteration is made less than six months and one day after the previous such amendment or alteration was made.

         10. TERMINATION OF PLAN. The Plan shall terminate, and no further Options shall be granted hereunder, on December 31, 2008, if the Plan is not earlier terminated in accordance with Section 9 hereof.

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CERES GROUP, INC.
1999 SPECIAL AGENTS' STOCK OPTION PLAN
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         11. COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODY. No Option is
exercisable and no Common Shares will be delivered under this Plan except in compliance with all applicable federal and state laws and regulations, including, without limitation, compliance with applicable information reporting and withholding requirements, if any, and with the rules of all domestic stock exchanges on which the Common Shares may be listed. Any share certificates issued to evidence Common Shares as to which an Option is exercised may bear such legends and statements as the Company shall deem advisable to assure compliance with federal and state laws and regulations; the Company may, if it deems appropriate, condition its grant of any Options hereunder upon receipt of the following investment representation from the Optionee:

        "I agree that any Common Shares of Ceres Group, Inc. that I may acquire by virtue of this Option shall be acquired for investment purposes only and not with a view to distribution or resale, and may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by me unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to said Common Shares has become effective so as to permit the sale or other disposition of said shares by me; or (ii) there is presented to Ceres Group, Inc. an opinion of counsel satisfactory to Ceres Group, Inc. to the effect that the sale or other proposed disposition of said Common Shares by me may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to such Common Shares under the Securities Act of 1933, as amended."

No Option is exercisable, and no Common Shares will be delivered under this Plan, until the Company has obtained such consent or approval from the regulatory body, federal or state, having jurisdiction over such matters as the Company may deem advisable. In the case of the exercise of an Option by a person or estate acquiring the right to exercise such Option by bequest or inheritance, the Company may require reasonable evidence as to the ownership of such Option and may require any consents and releases of taxing authorities deemed advisable by the Company.

         12. EFFECTIVE DATE. The Plan shall be effective as of January 1, 1999, subject to approval by the Board of Directors.

         13. GOVERNING LAW. The Plan, all options and actions taken thereunder and any agreements relating thereto shall be governed by and controlled in accordance with Delaware law.